CERTIFICATIONS

  I, Anila Ladha, certify that:

     1.     I  have reviewed this annual report on Form  10-
KSB of UrbanAlien Corporation;

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

       3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial position, results of operations, and cash flows of the issuer as of, and for, the periods presented in this annual report.

       4.       I   am   responsible  for  establishing  and
maintaining  disclosure   controls and  procedures  for  the
issuer  and have:

     (i)    Designed such disclosure controls and procedures
to  ensure that material information relating to  the issuer
is  made  known to me, particularly during  the  period   in
which  the  periodic  reports  are  being prepared;

     (ii)   Evaluated  the  effectiveness  of  the  issuer's
disclosure   controls and procedures  as  of   December  31,
2003 ["Evaluation Date"]; and

     (iii) Presented in the report our conclusions about the
effectiveness    of    the   disclosure     controls     and
procedures   based   on   my   evaluation    as    of    the
Evaluation Date;

      5.       I    have   disclosed,  based  on   my   most
recent  evaluation,   to  the issuer's  auditors   and   the
audit   committee   of   the   board   of   directors    (or
persons fulfilling the equivalent function):

     (i) All significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in
internal  controls  (none   were   so noted); and

     (ii)  Any fraud, whether or not material, that involves
management   or other employees who have a significant  role
in the issuer's internal controls (none were  so noted); and

      6. I have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 3, 2004

/s/ Anila Ladha
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     Anila Ladha
     Chief Executive Officer
     Chief Financial Officer